Exhibit 32
Section 906 Certification

Martin Waters, the Chief Executive Officer, and Timothy Johnson, the Chief Financial and Administrative Officer, of Victoria’s Secret & Co. (the “Company”), each certifies that, to the best of his knowledge:
(i)the Quarterly Report of the Company on Form 10-Q dated June 2, 2023 for the period ending April 29, 2023 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin Waters
Martin Waters
Chief Executive Officer

/s/ Timothy Johnson
Timothy Johnson
Chief Financial and Administrative Officer

Date: June 2, 2023